Changes in Registrant's certifying accountant
On August 14, 2017, KPMG LLP ("KPMG") resigned, at the request of Western Asset SMASh Series
 EC Fund, Western Asset SMASh Series C Fund,
Western Asset SMASh Series TF Fund, and Western
Asset SMASh Series M Fund (the "Funds") as the independent registered public accounting firm to the Funds. The Audit Committee of the Funds'
 Board of Trustees participated in, and approved, the decision to change the independent registered public accounting firm. KPMG's reports on the Funds' financial statements for the fiscal periods ended
 February 28, 2017 (all Funds), October 31, 2016
 (Western Asset SMASh Series EC Fund, Western Asset
 SMASh Series C Fund, Western Asset SMASh Series
 M Fund), February 29, 2016 (Western Asset SMASh
Series TF Fund) and October 31, 2015 (Western
Asset SMASh Series EC Fund, Western Asset SMASh
Series C Fund, Western Asset SMASh Series M Fund) contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
During the Funds' fiscal periods ended February 28, 2017
 (all Funds), October 31, 2016 (Western Asset SMASh
 Series EC Fund, Western Asset SMASh Series C Fund,
 Western Asset SMASh Series M Fund), February 29, 2016 (Western Asset SMASh Series TF Fund) and October 31, 2015
 (Western Asset SMASh Series EC Fund, Western Asset
SMASh Series C Fund, Western Asset SMASh Series M Fund) and the subsequent interim period through August 14, 2017,
 (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure,
 which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Funds' financial statements for such periods, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Funds' Board of Trustees approved the engagement of PricewaterhouseCoopers LLP
 ("PwC") as the Funds' independent registered public accounting firm for the fiscal year ending February 28, 2018.
 The selection of PwC does not reflect any disagreements with or dissatisfaction by the Funds or the Board of Trustees with the performance of the Funds' prior independent registered public accounting firm, KPMG. During the Funds' fiscal periods ended February 28, 2017 (all Funds),
 October 31, 2016 (Western Asset SMASh Series EC Fund
, Western Asset SMASh Series C Fund, Western Asset
SMASh Series M Fund), February 29, 2016 (Western Asset
 SMASh Series TF Fund) and October 31, 2015
(Western Asset SMASh Series EC Fund, Western
 Asset SMASh Series C Fund, Western Asset SMASh
 Series M Fund), and the subsequent interim period through August 14, 2017, neither the Funds, nor anyone on their behalf, consulted with PwC on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds' financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events
 (as described in paragraph (a)(1)(v) of said Item 304).

The Registrant has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements contained above. A copy of the letter from KPMG to the Securities and Exchange Commission is filed as an exhibit hereto.